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                                                                    Exhibit 10.1

                          SPECIAL TERMINATION AGREEMENT

     THIS SPECIAL TERMINATION AGREEMENT (the "Agreement") is made as of the 7/th/ day of November, 2001, between KPMG Consulting, Inc., a Delaware corporation (the "Company"), and [Name] (the "Executive") (collectively referred to as the "parties").

     WHEREAS, the Executive is currently serving as the Company's [Title]; and

     WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future and has acquired contacts of considerable value to the Company; and

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties agree as follows:

     1.   Term. The term of this Agreement (the "Term") shall continue until the
          ----
earlier of (i) the expiration of the second anniversary of this Agreement (or if a Change of Control occurs during the Term, the second anniversary of the occurrence of a Change of Control), (ii) the Executive's death, or (iii) the Executive's earlier voluntary termination (except for a termination as a result of any of the events described in Section 3(a)(3)); provided, however, that, on each anniversary date of this Agreement or any extension thereof, this Agreement, the Term and the periods referenced in Section 3 shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, the Company shall have given written notice to the Executive that it does not wish to have the Term extended.

     2.   Definitions.
          -----------

     (a)  Acquiring Person: An "Acquiring Person" shall mean any person (as
          ----------------
defined in Section 2(d)(iv)) that, together with all Affiliates and Associates of such person (as defined in Section 2(b)), is the beneficial owner of 20% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding Common Stock for or pursuant to the terms of any such plan. For the purposes of this Agreement, a person who becomes an Acquiring Person by acquiring beneficial ownership of 20% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring

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Person whether or not such person continues to be the beneficial owner of 20% or more of the outstanding Common Stock.

     (b)  Affiliate and Associate. "Affiliate" and "Associate" shall have the
          -----------------------
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in effect on the date of this Agreement.

     (c)  Cause. For "Cause" shall mean that, during the Term, the Executive
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shall have:

          (i) committed an intentional material act of fraud or embezzlement in connection with his duties or in the course of his employment with the Company;

          (ii) committed an intentional wrongful material damage to property of the Company;

          (iii) committed an intentional wrongful disclosure of material secret processes or material confidential information of the Company; or

          (iv)  been convicted of a felony criminal offense.

For the purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed "intentional" unless done, or omitted to be done, by the Executive in bad faith or with no reasonable belief that his act or omission was in the best interests of the Company.

     (d)  Change of Control. A "Change of Control" of the Company shall have
          -----------------
occurred if at any time during the Term of this Agreement any of the following events shall occur:

          (i) any consolidation, merger or other reorganization of the Company in which the Company is merged, consolidated or reorganized into or with another corporation or other legal person or pursuant to which shares of the Company's stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger own more than 50.1% of the common stock of the surviving corporation or its ultimate parent immediately after the merger;

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, and as a result of such transaction the holders of the Company's common stock immediately prior thereto own less

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                than 50.1% of the common stock of such transferee or its
                ultimate parent immediately after such transaction;

          (iii) any liquidation or dissolution of the Company or any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

          (iv) any person (including any "person" as such term is used in Section l3(d)(3) or Section l4(d)(2) of the Exchange Act) has become an Acquiring Person;

          (v) if at any time the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof; or

          (vi) any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, or any successor rule or regulation.

provided, however, that a Change of Control of the Company shall not be deemed to have occurred as the result of any transaction having one or more of the effects specified in clauses (i)-(vi) above if such transaction is proposed by, and includes a significant equity participation (i.e., an aggregate of at least 25% of the outstanding common equity securities of the Company immediately after such transaction which are entitled to vote to elect any class of Directors) of, the executive officers of the Company as constituted immediately prior to the occurrence of such transaction or any Company employee stock ownership plan or pension plan.

     (e)  Code. The "Code" shall mean the Internal Revenue Code of 1986, as
          ----
amended.

     (f)  Continuing Director. A "Continuing Director" shall mean a Director of
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the Company who (i) is not an Acquiring Person, an Affiliate or Associate of an
Acquiring Person, a representative of an Acquiring Person or a person who was nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a Director of the Company and whose initial election or initial nomination for election by the Company's stockholders was approved by at least two-thirds of the Continuing Directors then on the Board of Directors of the Company.

     (g)  Employment Term. The "Employment Term" shall be the period of
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employment under this Agreement commencing on the day Iprior to a Change of
Control and continuing until the expiration of the Term of this Agreement.

     (h)  Severance Compensation. The "Severance Compensation" shall be a lump
          ----------------------
sum amount equal to the sum of (A) the highest annual salary of the Executive in effect at any time during the Employment Term or the salary of the Executive in effect

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immediately prior to the Change of Control, whichever is the larger amount, plus
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(B) the bonus or incentive compensation of the Executive, based upon the dollar amount of the largest of (i) the bonus or incentive compensation that the Executive received from the Company for the fiscal year preceding the year in which the Change of Control occurred, (ii) the bonus or incentive compensation that the Executive received from the Company for the fiscal year preceding the year in which the Termination Date occurs, (iii) the bonus or incentive compensation that the Executive could have received based on his maximum bonus or incentive compensation potential under the applicable Company plan for the fiscal year preceding the year in which the Change of Control occurred and (iv) the bonus or incentive compensation that the Executive could have received based on his maximum bonus or incentive compensation potential under the applicable Company plan for the fiscal year preceding the year in which the Termination
Date occurs.

          (i)  Term. The "Term" shall have the meaning specified in Section 1.
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          (j)  Termination Date. The "Termination Date" shall be the date upon
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which the Executive or the Company terminates the employment of the Executive.

       3.      Rights of Executive Upon Change of Control.
               ------------------------------------------

          (a) The Company shall provide the Executive, within 10 days following the Termination Date, Severance Compensation in lieu of compensation to the Executive for periods subsequent to the Termination Date, but without affecting any other rights of the Executive at law or in equity, if any of the following events occur:

               (1) the Company terminates the Executive's employment within two years after a Change of Control that occurs during the Term, other than for either of the following reasons:

                     (i) the Executive becomes permanently disabled and is unable to work for a period of 180 consecutive days; or

                     (ii) for Cause;

               (2) the Executive's employment is involuntarily terminated by the Company (except for Cause) in anticipation of a Change of Control;

               (3) if the Executive terminates his employment during the Term but after a Change of Control, and at least one of the following events has occurred:

                     (i) the Executive is assigned duties inconsistent with his position, duties, responsibilities and status with the Company immediately prior to the Change of Control (other than as a result of a promotion or advancement), or there is otherwise an adverse change in the nature or scope of the authorities, functions or duties attached to the

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                          position that the Executive held immediately prior to
                          the Change of Control;

                   (ii) any reduction (a) in the Executive's salary, bonus or incentive compensation (based upon the dollar amount of salary, bonus or incentive compensation that the Executive received from the Company for the fiscal year preceding the year in which the Change of Control occurred or for the fiscal year preceding the year in which the Termination Date occurs, whichever is the larger amount), (b) in the maximum bonus or incentive compensation potential of the Executive under the applicable Company plan for the fiscal year preceding the year in which the Change of Control occurred or for the fiscal year preceding the year in which the Termination Date occurs, whichever is larger or (c) in the scope or value of the aggregate other monetary or non-monetary benefits to which the Executive was entitled from the Company immediately prior to the Change of Control;

                   (iii) there is a significant or material change in the Executive's reporting responsibilities (other than as a result of a promotion or advancement); or

                   (iv) the Executive reasonably determines, in good faith, that as a result of a Change of Control, changes in the composition or policies of the Board, a change in circumstances affecting his position, or other events of material effect, he is unable, or has been rendered substantially unable, to carry out the duties and responsibilities that he had with the Company immediately prior to the Change of Control or has otherwise been substantially hindered in the performance of the authorities, functions or duties attached to his position immediately prior to the Change of Control.

     (b)  Continued Benefits. If any of the events specified in Sections
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3(a)(1)-(3) occur, then until the earlier of the second anniversary of the
Termination Date or the date on which the Executive becomes employed by a new employer, the Company shall, at its expense, provide the Executive with medical, dental, life insurance, disability, accidental death and dismemberment benefits and other welfare benefits ("Insurance Benefits") at the highest level provided to the Executive immediately prior to the Change of Control, provided, however, that if the Executive becomes employed by a new employer which maintains Insurance Benefits that either (i) do not cover the Executive with respect to a pre-existing condition which was covered under the Company's Insurance Benefits, or (ii) do not cover the Executive for a designated waiting period, the Executive's coverage under the Company's Insurance Benefits shall continue, without limitation, until the

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earlier of the end of the applicable period of noncoverage under the new employer's Insurance Benefits or the second anniversary of the Termination Date.

     (c) Outplacement Counseling. If any of the events specified in Sections
         -----------------------
3(a)(1)-(3) occur, the Company shall reimburse all reasonable expenses incurred by the Executive for professional outplacement services by qualified consultants selected by the Executive.

     (d) Payment of Earned But Unpaid Amounts. Within 10 days after any of the
         ------------------------------------
events specified in Sections 3(a)(1)-(3) has occurred, the Company shall pay the Executive any earned but unpaid portion of his salary, bonus or incentive compensation or other compensation.

     (e) Other Rights and Benefits. The payment of Severance Compensation by the
         -------------------------
Company to the Executive shall not affect any other rights and benefits of the Executive provided by the Company, whether currently or in the future, prior to the Termination Date, which rights shall be governed by the terms thereof.

     (f) No Set-Off or Counterclaim. The Company shall have no right of set-off
         --------------------------
or counterclaim in respect of any claim, debt or obligation against any payment or benefit to or for the benefit of the Executive provided for in this Agreement.

     (g) Interest on Payments. Without limiting the rights of the Executive at
         --------------------
law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof on demand at an annualized rate of interest equal to the Prime Rate as reported in the Money Rates section of The Wall Street Journal (or in the successor to such section or, if there is no such successor section, the most comparable Prime Rate), compounded daily (but in no event shall such interest exceed the highest lawful rate).

     4.  Gross-up.
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     (a) If it is determined that any payment, benefit or distribution (or combination thereof) by the Company, or by any trust established by the Company for the benefit of its employees, to or for the benefit of the Executive (whether payable pursuant to the terms of this Agreement or otherwise (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any successor provision, and any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with interest and penalties thereon, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and the Excise Tax imposed upon the Gross-up Payment, the Executive shall retain an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payment.

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     (b) Subject to the provisions of Section 4(c), all determinations required to be made under this Section 4, including whether and when a Gross-up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally recognized certified public accounting firm or law firm as may be designated by the Executive (the "Firm"). All fees and expenses of the Firm shall be borne solely by the Company. Any Gross-up Payment, as determined pursuant to this
Section 4, shall be paid by the Company to the Executive within five days after the receipt of the Firm's determination. If the Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Firm shall be binding upon the Company and the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-up Payment. Such notification shall be given no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. The Executive shall not pay the claim prior to the expiration of the 30-day period following the date on which it gives notice to the Company. If the Company notifies the Executive in writing prior to the expiration of the period that it desires to contest such claim, the Executive shall:

     (1) give the Company any information reasonably requested by the Company relating to such claim;

     (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

     (3) cooperate with the Company in good faith in order to effectively contest such claim; and

     (4) permit the Company to participate in any proceedings relating to such claim.

Without limitation on the foregoing provisions of this Section 4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall direct, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; and

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provided further, that if the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance.

     (d) If the Company exhausts its remedies pursuant to Section 4(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Firm shall determine the amount of the Gross-up Payment required, and such payment shall be promptly paid by the Company to or for the benefit of the Executive.

     (e) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4(c), a determination is made that the Executive is not entitled to any refund with respect to such claim, and the Company does not notify the Executive in writing of its intent to contest such denial of refund within 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-up Payment required to be paid.

     5. No Mitigation Required. In the event that this Agreement or the
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employment of the Executive is terminated, the Executive shall not be obligated to mitigate his damages or the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and except for the termination of benefits pursuant to Section 3(d), the acceptance of employment elsewhere after termination shall in no way reduce the amount of Severance Compensation payable hereunder.

     6. Successors; Binding Agreement.
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     (a) The Company will require any successor and any corporation or other legal person (including any "person" as defined in Section 2(d)(iv) of this Agreement) which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of the Company (by purchase, merger, consolidation or otherwise), by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by the Company. Notwithstanding the foregoing, any such assumption shall not in any way affect or limit the liability of the Company under the terms of this Agreement or release the Company from any obligation hereunder. As

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used in this Section 6, "Company" shall mean the Company and any successor to its business and/or all or substantially all of its assets which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7. Indemnification; Director's and Officer's Liability Insurance. The
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Executive shall, after a Change of Control, retain all rights to indemnification under applicable law or under the Company's Certificate of Incorporation or Bylaws, as they may be amended or restated from time to time. In addition, the Company shall maintain director's and officer's liability insurance on behalf of the Executive, at the level in effect immediately prior to the Change of Control, for the five years following the Change of Control.

     8. Notice. For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

   If to the Company:    KPMG Consulting, Inc.
                         1676 International Drive
                         McLean, Virginia 22102
                         Attn:  General Counsel

   If to the Executive: [Name and Address]

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. Miscellaneous. No provisions of this Agreement may be modified, waived
        -------------
or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Delaware, without regard to its principles of conflicts of law.

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     10. Validity. The invalidity or unenforceability of any provision or
         --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12. Employment Rights. Nothing in this Agreement shall create any express
         -----------------
or implied right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to or after any Change of Control.

     13. Withholding of Taxes. The Company may withhold from any amounts payable
         --------------------
under this Agreement all federal, state, local or other taxes as shall be required by law.

     14. Disputes. Any dispute or controversy arising under or in connection
         --------
with this Agreement shall be resolved, at the sole option of the Executive, either by litigation or by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment may be entered on an arbitrator's award relating to this Agreement in any court having jurisdiction. The exclusive venue for such litigation or arbitration shall, at the sole option of the Executive, be in McLean, Virginia or the county where the Executive then resides.

     15. Legal Fees and Expenses. It is the intent of the Company that the
         -----------------------
Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive in this Agreement. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under the Agreement or in the event that the Company or any other person takes any action to declare the Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Executive the benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or any other person, in any jurisdiction. The Company shall pay, within 10 days of a written request by the Executive, and be solely responsible for, any and all attorneys' and related fees and expenses incurred by the Executive as a result of any actual or threatened litigation or other legal action relating to this Agreement or any provision thereof or as a result of the Company or any person raising any issue with respect to this Agreement or any provision thereof, including without limitation, contesting the validity or enforceability of this Agreement or any provision thereof.

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     16. Rights and Remedies Cumulative. No right or remedy conferred upon or
         ------------------------------
reserved to the Executive is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the day and year first above written.

                                     KPMG CONSULTING, INC.



                                     By: _______________________________________
                                     Its: Chairman of the Board, Chief Executive
                                          Officer and President

                                     EXECUTIVE:



                                     ___________________________________________